Exhibit 99.1

HealthLynked Corp. Announces the Addition of
Dan Hall, VP of Arthrex, to its Board of
Directors and Relocation of Corporate
Headquarters to the Arthrex Campus

Naples, FL November 11, 2020 – HealthLynked Corp. (OTCQB: HLYK), a global healthcare network focused on care management of its members and a provider of healthcare technologies that connects doctors, patients and medical data, is pleased to announce the addition of Dan Hall, Arthrex Vice President, as a Director, effective immediately. The HealthLynked Board now has six members, including three independent Directors. HealthLynked is also expanding its corporate headquarters and moving to commercial office space in the Polaris building on the Arthrex campus, in Naples, Florida effective December 1, 2020.

Mr. Hall is a Florida registered Certified Public Accountant and a member of both the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA).

Mr. Hall began his career performing a wide variety of accounting services for a wholly owned subsidiary of ConAgra. In 1995, Mr. Hall transitioned into the medical device industry when he began working for Arthrex, Inc., a world leader in orthopedic surgical device design, research, manufacturing and medical education. He has held various positions of increasing responsibility culminating in his current role as Vice~~-~~President of Shareholder Relations and Taxation, where he is responsible for the global enterprise’s treasury, investment, financial audit, tax strategy/compliance, and corporate structuring activities.

In addition to his role with Arthrex, Mr. Hall is also Vice~~-~~President of Krisdan Management, Inc. a Single-Family Office. In this capacity, he is responsible for ultra-high net worth tax planning, strategy and compliance, as well as trust and estate planning, investment oversight, philanthropy and financial reporting.

Mr. Hall earned a BS in Business Administration and Accounting from North Dakota State University.

“I am pleased to welcome Mr. Hall to the HealthLynked Board. His background in finance, audit, tax, M&A, and logistics will all be of great value to the board as we continue to deliver on our promise to improve healthcare for our patient members. Mr Hall’s experience with managing the rapid growth of Arthrex and his financial expertise will help guide how we grow HealthLynked through M&A and expand our existing busineses globally,” stated HealthLynked’s Chairman and CEO Michael Dent, MD.

“HealthLynked has a outstanding opportunity to expand its patient and physician services globally, and I am confident I can help in a variety of financial areas while contributing to the growth of shareholder value,” said Mr. Hall about joining the HealthLynked Board of Directors.

About HealthLynked Corp.

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries and personal health records, in one convenient online and secure location, free of charge. Participating healthcare providers can connect with their current and future patients through the system. Benefits to in-network providers include the ability to utilize the HealthLynked patent pending patient access hub “PAH” for patient analytics. Other benefits for preferred providers include HLYK marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling and to fill last minute cancelations using the Company’s “real time appointment scheduling” all within its mobile application. Preferred providers pay a monthly fee to access these HealthLynked services. For additional information about HealthLynked Corp., please visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, and LinkedIn.

Forward Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are publicly available at www.sec.gov.

Contacts:

George O’Leary

Chief Financial Officer

goleary@healthlynked.com

(800) 928-7144, ext. 99

Investor Relations Contacts:

Jim Hock

Hanover International Inc.

jh@hanoverintlinc.com

760-564-7400